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                                                                     EXHIBIT 2.6

                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT

         NONCOMPETITON AND NONDISCLOSURE AGREEMENT (the "Non-Competition Agreement"), made as of the 23 day of June 2004, by and among HY-Tech Technology Group, Inc., a Delaware corporation ("Hy-Tech Technology"), Hy-Tech Computer Systems, Inc., a Delaware corporation ("Hy-Tech Computer Systems" and together with Hy-Tech Technology, "HYTT"), Gary McNear ("McNear") and Craig Conklin ("Conklin" and collectively with McNear and HYTT, the "HYTT Parties") and Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Agreement, dated May __, 2004, among Encompass and HYTT (the "Agreement"), HYTT has agreed to (i) refrain from pursuing certain rights it may have (the "Rights") and (ii) license certain of its assets to Encompass, in accordance with the terms of certain license agreements (the "Licenses") to be entered into among Encompass and HYTT on the date hereof (the "Closing").

         WHEREAS, in order to protect the value of the Rights and the Licenses and to protect the business of Encompass and its Affiliates, the parties hereto have agreed that, for the consideration contained in the Agreement, the HYTT Parties shall not compete with Encompass, in accordance with the terms and conditions hereof; and

         WHEREAS, the agreements of the HYTT Parties not to compete with Encompass as provided herein are an integral part of the transactions contemplated by the Agreement, and without such agreements, Encompass would not have entered into the Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the payment of the consideration hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement; provided, however, that the following terms shall have the meanings set forth below irrespective of the meanings such terms may have in the Agreement:

                           (a) "Affiliate" of any person means any other person,
directly or indirectly, through one or more intermediary persons, controlling, controlled by or under common control with such person.

                           (b)  "Business"   means  (i)  the  marketing,   sale,
integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any

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business of a nature (A) now or anytime hereafter engaged in by Encompass or its current or future subsidiaries or (B) engaged in by Hy-Tech Computer Systems or its subsidiaries at the time of Closing, or (C) engaged in by any of BCD 2000, Inc., Cyber Test, Inc. or Pacific Magtron International Corp. ("Potential Encompass Subsidiaries") at the time the stock or assets of which are acquired by Encompass.

                           (c) "Confidential  Information" means all information
(i) heretofore or hereafter developed or used by a HYTT Party relating to the Business, or the operations, employees, customers, suppliers or distributors of HYTT relating to the Business including, but not limited to, customer lists, customer orders, financial data, pricing information and price lists, business plans and market strategies and arrangements, all books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials and records, purchasing materials and records, personnel records, quality control records and procedures included in or relating to the Business, and (ii) all such information of Encompass, its Affiliates and the Potential Encompass Subsidiaries obtained by the HYTT Parties prior to the date hereof.

                           (d) The term  "control",  with respect to any person,
means the power to direct the

management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           (e) "Market" means the world.

                           (f)  The   term   "person"   means   an   individual,
corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

                           (g) "Restricted  Period" means the period  commencing
from and after the date of this Non-Competition Agreement and ending on the fifth anniversary hereof.

                  2. Noncompetition in the Market.

                           (a) At all  times  from  and  after  the date of this
Non-Competition Agreement and until the expiration of the Restricted Period, (i) no HYTT Party will own or control, throughout the Market, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, (ii) no HYTT Party shall directly, indirectly, and whether for itself or on behalf of any other person (including any of its Affiliates), throughout the Market, directly or indirectly, engage in, own, manage, operate, provide financing to, control or participate in the ownership, management or control of, or otherwise have a financial interest (whether, except as provided in Section 4, as a stockholder, director, officer, representative, subcontractor, partner, consultant, proprietor, member, agent or otherwise) in, or aid or assist anyone else in the conduct of, any business or any person who is engaged in any business, that competes, directly or indirectly, with the Business or is otherwise engaged in activities competitive with the Business, and (iii) no HYTT

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Party  shall,  either  personally  or by its agent or by letters,  circulars  or advertisements and whether for itself or on behalf of any other person, canvass or solicit, or enter into or effect (or cause or authorize to be solicited, entered into or effected), directly or indirectly, for or on behalf of itself or any other person, any business relating to the Business from any person who is, or has at any time within five (5) years prior to the date of such action been, a customer or supplier of the Business or Encompass or Encompass' Affiliates.

                           (b) Notwithstanding  the foregoing,  (i) for a period
of three (3) months following the Closing, Hy-Tech Computer Systems shall be permitted to sell, in the ordinary course of its business, any inventory not sold on or prior to the Closing and (ii) provided that HYTT acquires the business of Robotic Workspace Technology, Inc. ("RWT"), for so long as RWT is engaged solely in the business of developing and/or acquiring proprietary computer technology within the robotics field, Encompass shall not deem the HYTT Parties to be competing with the Business.

                  3. Excluded Investments and Activities by the HYTT Parties. Each of the parties hereto acknowledges that nothing contained herein shall prohibit the HYTT Parties from acquiring equity securities of a publicly held company engaged in activities which are similar to, or competitive with, the Business, which in the aggregate do not exceed 1% of the issued and outstanding equity securities of such publicly held company.

                  4. Non-Disclosure of Confidential Information. Each HYTT Party acknowledges that it is the policy of Encompass to maintain as secret and confidential all Confidential Information. The parties hereto recognize that by reason of HYTT's operation of its business prior to the Closing, and activities in connection with the Agreement, the HYTT Parties have acquired Confidential Information. Each HYTT Party recognizes that, effective upon the Closing, all such Confidential Information is and shall remain the sole property of Encompass, free of any rights of any HYTT Party, and acknowledges that Encompass has a vested interest in assuring that all such Confidential Information remains secret and confidential. Therefore, each HYTT Party agrees that at all times from and after the date hereof, it/he will not, directly or indirectly, without the prior written consent of Encompass, disclose to any person, firm, company or other entity (other than Encompass or any of its Affiliates) any Confidential Information, except to the extent that (i) any such Confidential Information becomes generally available to the public or trade, other than as a result of a breach by a HYTT Party of this Section 4, or (ii) any such Confidential Information becomes available to a HYTT Party on a non-confidential basis from a source other than Encompass; provided, that such source is not known by a HYTT Party to be bound by a confidentiality agreement with, or other obligation of secrecy to, Encompass or another party. In addition, it shall not be a breach of the confidentiality obligations hereof if a HYTT Party is required by law or legal process to disclose any Confidential Information; provided, that in such case, the HYTT Parties shall (a) give Encompass the earliest notice possible that such disclosure is or may be required, and (b) cooperate with Encompass, at Encompass' expense, in protecting, to the maximum extent legally permitted, the confidential or proprietary nature of the Confidential Information which must be so disclosed. The obligations of each HYTT Party under this Section 4 shall survive any termination of this Non-Competition Agreement.

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                  5.  Non-Solicitation.  At all times from and after the date of this Non-Competition Agreement and until the expiration of the Restricted Period, no HYTT Party shall, directly, indirectly or otherwise, either by its/his agent or by letters, circulars or advertisements, and whether for itself/himself or on behalf of any other person:

                           (a) seek to persuade any employee of Encompass or any
of its Affiliates to discontinue his or her status or employment therewith or seek to persuade any employee or former employee of Encompass or any of its Affiliates to become employed or to provide consulting services or contract services in a business or activities competitive with the Business, or

                           (b)  solicit or employ or,  directly  or  indirectly,
cause to be solicited or employed, or engage, directly or indirectly, the services of any employee or former employee of Encompass or any of its Affiliates.

                  6. Right to Injunctive Relief. Each HYTT Party acknowledges that any breach or threatened breach by it of any of the covenants or provisions contained herein will result in irreparable and continuing harm to Encompass and its Affiliates for which neither Encompass nor its Affiliates would have an adequate remedy at law. Therefore, each HYTT Party acknowledges and agrees that, in addition to any other remedy which Encompass or its Affiliates may have at law or in equity, Encompass and its Affiliates shall be entitled to injunctive relief, temporary and permanent restraining orders or other equitable remedies in the event of any such breach or threatened breach. Each HYTT Party further acknowledges and agrees that monetary damages would be insufficient to compensate Encompass and its Affiliates in the event of a breach by any HYTT Party of any of the covenants or provisions contained herein, and that in the event of a breach thereof, Encompass and/or its Affiliates shall be entitled to specific performance of the obligations hereunder without the obligation to post a bond or to prove damages or that other remedies are insufficient.

                  7. Enforceability; Severability. If any provision of this Non-Competition Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed modified, as to duration, territory or otherwise, so as to be enforceable as similar as possible to the provision at issue, in order to render the remainder of this Non-Competition Agreement valid and enforceable and to the extent found necessary, such provisions shall be revised, reformed or redrafted or a new agreement created by a court of competent jurisdiction to accomplish the foregoing. The invalidity or unenforceability of any provision of this Non-Competition Agreement shall not affect the other provisions hereof, and this Non-Competition Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  8. Successors and Assigns. This Non-Competition Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective Affiliates, successors and assigns.

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                  9. Entire Agreement. This Non-Competition Agreement,  together with the Agreement and the documents and instruments referenced herein and therein, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings among Encompass, Encompass' Affiliates and each HYTT Party with respect hereto. This Non-Competition Agreement may not be amended or modified except by a written instrument signed by the parties hereto.

                  10. Applicable Law; Submission to Jurisdiction.

                           (a) This  Non-Competition  Agreement  and the rights,
obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                           (b) The parties hereto hereby,  to the fullest extent
permitted by law, (i) agree to submit themselves, and any legal action or proceeding relating to this Non-Competition Agreement or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of Delaware, the courts of the United States District Court for the District of Delaware, and appellate courts from any therefor, (ii) consent that any action or proceeding shall be brought in such courts, and waive any objection that each may now or hereafter have to the venue of any such action or proceeding in any such court, (iii) agree that service of process of any such action or proceeding may be effected by serving the appropriate party personally at its address as set forth herein, and service made shall be deemed to be completed upon actual receipt thereof, and (iv) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

                  11. Notices.

                           (a) Except as  provided  in Section  10(b)(iii)  with
respect to service of process which must be delivered personally, any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier or mailed (by registered or certified mail, postage prepaid) or telecopied, as follows:

                                (i)  If to Encompass :

                                     420 Lexington Avenue, Ste 2739
                                     New York, NY 10170
                                     Attention: Wayne I. Danson, President
                                     Telecopier: 646-227-1666

with a simultaneous copy to:

                                     Gary A. Miller, Esq.
                                     Eckert Seamans Cherin & Mellott, LLC
                                     1515 Market Street, Ninth Floor
                                     Philadelphia, Pennsylvania 19102
                                     Telecopier: (215)851-8383

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                                                              and

                                     Jonathan Lichtman, Esquire
                                     Levinson & Lichtman LLP
                                     120 Palmetto Road East
                                     Boca Raton, Florida 33166
                                     Telecopier: (561) 869-260

                               (ii)  If to a HYTT Party, one copy to:

                                     c/o of Hy-Tech Technology Group, Inc.
                                     1840 Boy Scout Dr.
                                     Ft. Myers, FL
                                     Attention:  President
                                     Telecopier:
                                                 -------------------------------
 with a simultaneous copy to:

                                     Adam S. Gottbetter, Esquire
                                     Gottbetter & Partners, LLP
                                     488 Madison Ave., 12th Fl
                                     New York, NY 10022-5718
                                     Telecopier: (212) 400-6901

                           (b) Each such notice or other  communication shall be
effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 11(a) (with confirmation of transmission), or (ii) if given by other means, when delivered at the address specified in Section 11(a). Any party by notice given in accordance with this
Section 11 to the other party may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                  12. Headings. The headings of sections and subsections of this Non-Competition Agreement are for convenience only and are not to be considered in construing this Non-Competition Agreement.

                  13. Execution in Counterparts. This Non-Competition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]







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         IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition
Agreement to be executed as of the day and year first above written.

                                                     HY-TECH TECHNOLOGY, INC.

                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:



                                     HY-TECH COMPUTER SYSTEMS, INC.

                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                         ---------------------------------------
                                         CRAIG CONKLIN


                                         ---------------------------------------
                                         GARY MCNEAR



                                     ENCOMPASS GROUP AFFILIATES, INC.

                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title: